UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2011

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.
SIGNATURE

ITEM 7.01.	REGULATION FD DISCLOSURE.
     On November 10, 2011, Walter L. Fitzgerald, Senior Vice President and Chief Accounting Officer of CenterPoint Energy, Inc. (“CenterPoint Energy”), adopted a pre-arranged trading plan to (i) exercise options to acquire up to 17,929 shares of CenterPoint Energy common stock originally granted in 2002 and set to expire in 2012 and options to acquire up to 9,400 shares of CenterPoint Energy common stock originally granted in 2003 and set to expire in 2013 and (ii) sell certain of the shares acquired pursuant to the exercise of such options to fund the exercise price for the options and any tax liability and fees related to the exercise. The plan expires in February 2013.
     The transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and CenterPoint Energy’s policies regarding stock transactions.
     Rule 10b5-1 permits the implementation of a written plan for selling stock at times when insiders are not in possession of material nonpublic information, and allows them to sell stock on a regular basis and in a non-discretionary manner, regardless of any subsequent material nonpublic information they receive.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: November 15, 2011	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Corporate Secretary